EXHIBIT 10.16


                             FIRST AMENDMENT TO THE
                CLUB CORPORATION INTERNATIONAL OMNIBUS STOCK PLAN


     Amendment made effective January 27, 1999, by ClubCorp, Inc., a Delaware Corporation, formerly ClubCorp International, Inc., (the "Company").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Club Corporation International established the Club Corporation International Omnibus Stock Plan (the "Plan"); and

     WHEREAS, effective July 21, 1998, the Company changed its name from Club Corporation International to ClubCorp International, Inc.; and

     WHEREAS, effective January 27, 1999, the Company changed its name from ClubCorp International, Inc. to ClubCorp, Inc.; and

     WHEREAS, the Company now desires to amend the Plan to (i) change the name of the Company, as defined therein, from Club Corporation International to ClubCorp, Inc., effective January 27, 1999; (ii) to change the name of the Plan, as defined therein, from Club Corporation International Omnibus Stock Plan to ClubCorp, Inc. Omnibus Stock Plan; (iii) to add a second Committee, composed of individuals who are not participants in the Plan, for the purpose of determining awards and options under the Plan for Directors of the Company; and (iv) to make any changes to the powers of the original Committee as may be required by the formation of the second Committee; and

     WHEREAS, the Plan may be amended by the Company pursuant to the provisions of Section 7.2 of the Plan, and the Company desires to amend the Plan.

     NOW, THEREFORE, the Plan is amended as follows, effective as set forth above:

     1. All references to the Plan as the "Club Corporation International Omnibus Stock Plan," including the top of page 1 of the Plan, and each and every other place it may appear in the Plan are deleted, and the Plan is amended to read "ClubCorp, Inc. Omnibus Stock Plan" in each place where "Club Corporation International Omnibus Stock Plan" is deleted.

     2. All references to the name of the Corporation and its state of incorporation as "Club Corporation International, a Nevada corporation" in each and every place it may appear in the Plan are deleted, and "ClubCorp, Inc., a Delaware corporation" is substituted in each place where "Club Corporation
International,  a  Nevada  corporation"  is  deleted.

     3. Existing Section 1 is amended to add a new Section 1.9A immediately following Section 1.9 as follows:

     "1.9A   'DISINTERESTED COMMITTEE' means the committee appointed pursuant to
SECTION  3  of  the  Plan  by  the  Board  of Directors to administer the Plan."

     4. Existing Section 1.10 is deleted in its entirety, and the following is substituted in its place:

    "1.10 'CORPORATION'  means ClubCorp,  Inc.  and  any successor corporation."

     5. Existing Section 1.13 is deleted in its entirety, and the following is substituted in its place:

     "1.13 'ELIGIBLE INDIVIDUALS' means those employees designated by the Committee as key employees of the Corporation or any of its Affiliates and those members of the Board of Directors designated by the Disinterested Committee."

     6. Existing Section 1.21 is deleted in its entirety, and the following is substituted in its place:

     "1.21   'PLAN' means the ClubCorp, Inc. Omnibus Stock Plan, as amended from time  to  time."

     7. Existing Section 3.1 is deleted in its entirety, and the following is substituted in its place:

     "3.1 COMMITTEES. The Committee shall be appointed by the Board of Directors and shall administer the Plan with respect to all Eligible Individuals other than those who are members of the Board of Directors. The Disinterested Committee shall be appointed by the Board of Directors and shall be composed of persons who shall not be Eligible Individuals. The Disinterested Committee shall administer the Plan with respect to all members of the Board of Directors who participate in the Plan, if any. Neither Committee shall have the power to appoint members of either committees or to terminate or amend the Plan. Except for references in SECTIONS 3 AND 4, and unless the context otherwise requires, references herein to the Committee shall refer to the Disinterested Committee as administrator of the Plan for members of the Board of Directors who are Eligible Individuals, if any. In the event that the Stock is registered under Section 12 of the Act, all members of the Committee shall be Outside Directors. The number of persons that shall constitute the Committee and the Disinterested Committee shall be determined from time to time by a majority of all the members of the Board of Directors and, unless that majority of the Board of Directors determines otherwise or Rule 16b-3 is amended to require otherwise, shall be no less than two persons. To the extent that Rule 16b-3 promulgated under the Act requires a system of administration that is different from this SECTION 3.1, this SECTION 3.1 shall automatically be deemed amended to the extent necessary to cause it to be in compliance with Rule 16b-3."

     8. Existing Section 3.2 is deleted in its entirety, and the following is substituted in its place:

     "3.2 DURATION, REMOVAL, ETC. The members of the Committee and the Disinterested Committee shall serve at the discretion of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee or the Disinterested Committee. Removal from the Committee or the Disinterested Committee may be with or without cause. Any individual serving as a member of the Committee or the Disinterested Committee shall have the right to resign from membership in the Committee or the Disinterested Committee by at least three days' written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee or the Disinterested Committee, shall have the power and authority to fill all vacancies on the Committee or the Disinterested Committee. The Board of Directors shall, within sixty (60) days, fill any vacancy that causes the number of members of the Committee or the Disinterested Committee to be below two or any other number that Rule 16b-3 or Code Section 162(m) may require from time to time."

     9. Existing Section 3.3 is deleted in its entirety, and the following is substituted in its place:

     "3.3 MEETINGS AND ACTIONS OF COMMITTEES. The Board of Directors shall designate which of the Committee and Disinterested Committee members shall be the chairman of the respective Committees. If the Board of Directors fails to designate a chairman for each of the Committees, the members of the Committee and the members of the Disinterested Committee shall elect one of its members as chairman of the respective Committees, who shall act as chairman until he ceases to be a member of the Committee or Disinterested Committee or until the Board of Directors elects a new chairman. The Committee and the Disinterested Committee shall hold their meetings at those times and places as the chairman of the respective Committees may determine. At all meetings of the Committee or the Disinterested Committee, a quorum for the transaction of business shall be required and a quorum shall be deemed present if at least a majority of the members of the Committee or the Disinterested Committee are present. At any meeting of the Committee or the Disinterested Committee, each member shall have
one  vote.    All  decisions  and  determinations  of  the  Committee  and  the
Disinterested Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee and the Disinterested Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee and the Disinterested Committee may make any rules and regulations for the conduct of their business that are not inconsistent with the provisions of the Plan, the Articles or Certificate of Incorporation of the Corporation, the by-laws of the Corporation, and Rule 16b-3 so long as it is applicable, as the Committee or the Disinterested Committee may deem advisable."

     10. Existing Section 3.4 is deleted in its entirety, and the following is substituted in its place:

     "3.4 COMMITTEE POWERS. Subject to the express provisions of the Plan and Rule 16b-3, the Committee, with respect to all Eligible Individuals and Holders who are not Board of Director members, shall have the authority, in its sole and absolute discretion, to: (a) adopt and rescind administrative and interpretive rules and regulations relating to the Plan; (b) determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted;
(c) determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Phantom Shares or shares of Restricted Stock, or any combination thereof, that shall be the subject of each Award; (d) determine the terms and provisions of each Award (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Awards, (ii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (iii) the effect of Holder's Termination on the Agreement, and
(iv)  the effect of approved leaves of absence (consistent with applicable law);
(e) accelerate the exercisability of any Award that has been granted; (f) construe the respective Awards and the Plan; (g) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (h) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to Eligible Individuals who are subject to Section 16(b) of the Act or Section 162(m) of the Code; and (i) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and Code Section 162(m), the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this SECTION 3.4 shall be final and conclusive."

     11.    A  new  Section  3.5  is  added  to the end of Section 3 as follows:

     "3.5 DISINTERESTED COMMITTEE POWERS. Subject to the express provisions of the Plan and Rule 16b-3, the Disinterested Committee, with respect to all Eligible Individuals and Holders who are Board of Director members, shall have the authority, in its sole and absolute discretion, to: (a) adopt and rescind administrative and interpretive rules and regulations relating to the Plan; (b) determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted; (c) determine the amount of cash and the number of shares of Stock, Stock Appreciation Rights, Phantom Shares or shares of Restricted Stock, or any combination thereof, that shall be the subject of each Award; (d) determine the terms and provisions of each Award (which need not be identical), including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Awards, (ii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (iii) the effect of Holder's Termination on the Agreement, and (iv) the effect of approved leaves of absence (consistent with applicable law) (e) accelerate the exercisability of any Award that has been granted; (f) construe the respective Awards and the Plan; (g) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (h) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Disinterested Committee may not delegate its duties with respect to making Awards to, or otherwise with respect to Awards granted to Eligible Individuals who are subject to Section 16(b) of the Act or Section 162(m) of the Code; and (i) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Disinterested Committee deems appropriate. Subject to Rule 16b-3 and Code Section 162(m), the Disinterested Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Disinterested Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Disinterested Committee on the matters referred to in this SECTION 3.5 shall be final and conclusive."

     12. Existing Section 4.1 is deleted in its entirety, and the following is substituted in its place:

     "4.1 ELIGIBLE INDIVIDUALS.Awards may be granted pursuant to this Plan only to persons who are Eligible Individuals at the time of the grant thereof and shall be made in whatever form the Committee, or the Disinterested Committee, as applicable, in its sole discretion may determine including Options, Phantom Shares, Stock Appreciation Rights and Restricted Stock."

     13. Existing Section 4.2 is deleted in its entirety, and the following is substituted in its place:

     "4.2 GRANT OF AWARDS. Subject to the express provisions of the Plan, the Chief Executive Officer (CEO) and the Chief Operations Officer of Domestic Operations (COO-DO) shall determine which Eligible Individuals shall be granted Awards during the period from the effective date of the Plan through June 30, 1998. After June 30, 1998, the Committee shall determine which Eligible Individuals, other than Board of Director members, shall be granted Awards from time to time. The Disinterested Committee shall determine which members of the Board of Directors shall be Eligible Individuals and granted Awards from time to time. The Board of Directors shall also have the power to grant Awards, subject to the requirements of Rule 16b-3. References to the Committee throughout the remainder of this SECTION 4.2 and SECTION 4.3 shall mean the CEO, COO-DO, Board of Directors, the Committee or the Disinterested Committee, as appropriate. In making grants, the Committee and Disinterested Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the Corporation or its Affiliates and such other considerations as the Board of Directors may from time to time specify. The Committee and Disinterested Committee shall also determine the number of shares subject to each of the Awards and shall authorize and cause the Corporation to grant Awards in accordance with those determinations. All grants to Eligible Individuals who are 'covered employees' under Code Section 162(m) shall be subject to shareholder approval sufficient to satisfy the requirements of Code Section 162(m). Notwithstanding any provision to the contrary, an Award shall be void if the Holder is not an Eligible Individual."


IN WITNESS WHEREOF, ClubCorp, Inc., acting by and through its duly authorized officer, has executed this document on this the 11th day of March, 1999.


CLUBCORP,  INC.,  A  DELAWARE  CORPORATION


By:    /s/Albert  E.  Chew,  III
Its:    Executive  Vice  President